Logistic Agreement

This Agreement is made between United Express Inc. ("Company") registered in Nevada 4345 w. Post Rd, Las NV 89118 and US Concierge Service, LLC ("customer"), located at: 18982 NE 4th Court Miami, FL 33179

1. Services to Be Performed

Company agrees to perform the following services: Logistic service.

2. Payment

The Customer agrees to pay Company within 30 days after received the invoice. The invoice should include the following: an amount, invoice number, date, and a summary of the work performed.

3. Expenses

The Customer shall no reimburse to Company any extra expenses that are attributable directly or indirectly to work performed under this Agreement with the exception Of those specified in the Invoice

4. Equipment or service requirements

Company will not require Customer to rent or purchase any equipment, product, or service as a condition of entering into this Agreement.

5. Status

Company and Customer are independent and separate entities.

6. Business Licenses, Permits, and Certificates

Company warrants that legally operate in US

7. State and Federal Taxes

Company and Customer shall pay necessary taxes incurred while performing services under this Agreement.

8. Fringe Benefits

Customer understands that neither Customer or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of Company.

9. Unemployment Compensation

Company shall make no state or federal unemployment compensation payments on behalf of Customer or contract personnel. Customer will not be entitled to these benefits in connection with work performed under this Agreement.

10. Workers' Compensation

Company shall not obtain workers' compensation on behalf of Customer. If Customer hires employees to perform any work under this Agreement, Customer will cover them with workers' compensation insurance.

11. Insurance

Company shall provide insurance for coverage possible cargo losses.

12. Indemnification

Customer shall indemnify and hold Company harmless from any loss or liability arising under this Agreement.

13. Term of Agreement

This agreement will become effective when signed by both parties and will terminate on the earlier of the date a party terminates the Agreement as provided below.

14. Terminating the Agreement

With reasonable cause, either Company or Customer may terminate this Agreement, effective immediately upon giving written notice.

Reasonable cause includes:

•	a material violation of this Agreement, or
•	any act exposing the Other party to liability to others for personal injury or property damage.

Either party may terminate this Agreement at any time by giving 10 days' written notice to the other party of the intent to terminate.

15. Exclusive Agreement

This is the entire Agreement between Company and Customer .

16. Modifying the Agreement

This Agreement may be modified only by a writing signed by both parties.

17. Resolving Disputes

If a dispute arises under this Agreement, any party may take the matter to Nevada state court. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If it proves impossible to arrive at a mutually satisfactory solution through mediation, the parties agree to submit the dispute to a mutually agreedupon arbitrator in Clark County, NV. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction to do so. Costs of arbitration, including attorney fees, will be allocated by the arbitrator.

18. Confidentiality

Customer acknowledges that it will be necessary for Company to disclose certain confidential and proprietary information to Customer in order for Customer to perform duties under this Agreement. Customer acknowledges that disclosure to a third party or misuse of this proprietary or confidential information would irreparably harm Company.

Accordingly, Customer will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of Company without Company's prior written permission except to the extent necessary to perform services on Company's behalf.

Proprietary or confidential information includes:

•	the written, printed, graphic, or electronically recorded materials furnished by Company for Customer to use
•	any written or tangible information stamped "confidential," "proprietary," or with a similar legend, or any information that Company makes efforts to maintain the secrecy of
•	business or marketing plans or strategies, customer lists, operating procedures, trade secrets, design formulas, know-how and processes, computer programs and inventories, discoveries, and Improvements of any kind, sales projections, and pricing information
•	information belonging to customers and suppliers of Company about whom Customer gained knowledge as a result of Independent Contractor's services to Company.

19. Proprietary Information.

A.	The product of all work performed under this Agreement ("Work Product"), including without limitation all notes, reports, documentation, drawings, computer programs, inventions, creations, works, devices, models, work-in-progress and deliverables will be the sole property of the Company, and Customer hereby assigns to the Company all right, title and interest therein, including but not limited to all audiovisual, literary, moral rights and other copyrights, patent rights, trade secret rights and other proprietary rights therein. Customer retains no right to use the Work Product and agree not to challenge the validity of the Company's ownership in the Work Product.
B.	Customer hereby assigns to the Company all right, title, and interest in any and all photographic images and videos or audio recordings made by the Company during Independent Contractor's work for them, including, but not limited to, any royalties, proceeds, or other benefits derived from such photographs or recordings.
C.	The Company will be entitled to use Independent Contractor's name and/or likeness use in advertising and other materials.

20. No Partnership

This Agreement does not create a partnership relationship. Customer does not have authority to enter into contracts on Company's behalf.

21. Assignment and Delegation

Customer may not assign or subcontract any rights or delegate any of its duties under this Agreement without Company's prior written approval.

22. Applicable Law

This Agreement will be governed by Nevada law, without giving effect to conflict of laws principles.

Signatures

Company:	United Express Inc.
Andrei Stoukan (Director)
4345 W. Post Rd, Las Vegas, Nevada 89118

	Signature	/s/ Andrei Stoukan
8/25/2017
Date

Customer:	US Concierge Service, LLC
Andrei Miskevich, (Principal)
18982 NE 4th Court #7, Miami, FL 33179

	Signature	/s/ Andrei Miskevich
08/25/2017
Date

Taxpayer ID Number: 81-5218984